INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Post-Effective Amendment No. 5 to Registration Statement No. 333-7805 of Battery Park Funds, Inc. on Form N-1A of our report dated November 10, 1999, appearing in the annual report of Battery Park High Yield Fund, which comprises Battery Park Funds, Inc., for the year ended September 30, 1999, and to the reference to us under the heading "Financial Highlights" in the Prospectus and to the reference to us under the heading "Independent Auditors" in the Statement of Additional Information, which are part of such Registration Statement.

DELOITTE & TOUCHE LLP

Chicago, Illinois
January 26, 2000